UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2005

VITACUBE SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246

(Address of principal executive offices, including zip code)

(303) 316-8577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On June 2, 2005, Doug Ridley joined us as our President along with his current position on the board of directors.  Mr. Ridley’s employment agreement is for a two-year term and he will receive a base salary of $175,000, and may receive bonuses in such amounts as determined by our Compensation Committee.  Mr. Ridley will also be eligible to participate in bonuses on the same basis as other executives under any executive bonus plan adopted by us.  Mr. Ridley will receive a signing bonus of $25,000 payable immediately.  He will have an option to purchase 200,000 shares of VitaCube Systems Holdings, Inc. common stock, with an exercise price of $3.20.  The options will vest in equal amounts over a four-year period on December 31 starting on December 31, 2005.  If Mr. Ridley’s employment were terminated other than for cause, disability or without good reason by Mr. Ridley, he would be provided severance pay equal to the remaining months left on his employment agreement, payable in equal monthly installments

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective as of the appointment of Mr. Ridley as the President of the Company, Earnest Mathis ceased to be the President.  Mr. Mathis continues to serve as Chairman of the Board and Chief Executive Officer under his current employment agreement.

(c) As noted under Item 1.01, on June 2, 2005, Doug Ridley joined us as President.  Mr. Ridley, 48, has over 20 years of experience in the network marketing industry.  Since January 1, 2004 he has been a member of our board of directors and will retain that position.  Prior to his board appointment, Mr. Ridley provided consulting services to us from April 2003 until December 31, 2003.  Mr. Ridley has been President of Simply Because LLC, a gift products internet marketing company and a subsidiary of Chad Management Co. LLC, since September 2003. From December 1997 to September 2003, Mr. Ridley served as President of Chad Management Co. LLC, a nutritional products network marketing company.  He received his Bachelor of Law degree from the University of Windsor in Windsor, Ontario after completing two years of a four-year Bachelor of Commerce program at Queens University, Kingston, Ontario.

Item 8.01                   Other Events

On June 2, 2005 the Registrant issued a press release relating to the appointment of Mr. Ridley as President, a copy of which has been filed herewith.

Item 9.01                     Financial Statements and Exhibits

(c)	Exhibits

	10.1	Employment Agreement with Doug Ridley
	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: June 2, 2005	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ Earnest Mathis, Jr.
Earnest Mathis, Jr.
Chief Executive Officer